Exhibit d(2)
                            SUB-MANAGEMENT AGREEMENT


                               CITIFUNDS TRUST I

                          CITI FORTUNE 500 INDEX FUND
                          CITI FORTUNE E-50 INDEX FUND

     SUB-MANAGEMENT AGREEMENT, DATED SEPTEMBER __, 2000, BY AND BETWEEN CITIFUNDS TRUST I (THE "TRUST"), A MASSACHUSETTS BUSINESS TRUST, AND STATE STREET GLOBAL ADVISORS, A DIVISION OF STATE STREET BANK AND TRUST COMPANY, A MASSACHUSETTS TRUST COMPANY (THE "SUBADVISER").

                              W I T N E S S E T H:

     WHEREAS, SSB CITI FUND MANAGEMENT LLC (THE "ADVISER") HAS BEEN RETAINED BY THE TRUST TO ACT AS INVESTMENT ADVISER TO THE TRUST WITH RESPECT TO THE SERIES OF THE TRUST DESIGNATED IN SCHEDULE A ANNEXED HERETO (EACH A "PORTFOLIO", COLLECTIVELY THE "PORTFOLIOS"), AND

     WHEREAS, THE TRUST ENGAGES IN BUSINESS AS AN OPEN-END MANAGEMENT INVESTMENT COMPANY AND IS REGISTERED AS SUCH UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (COLLECTIVELY WITH THE RULES AND REGULATIONS PROMULGATED THEREUNDER, THE "1940 ACT"), AND

     WHEREAS, THE ADVISER HAS REQUESTED THAT THE TRUST ENGAGE THE SUBADVISER TO PROVIDE CERTAIN INVESTMENT ADVISORY SERVICES FOR THE PORTFOLIOS, AND THE SUBADVISER IS WILLING TO PROVIDE SUCH INVESTMENT ADVISORY SERVICES FOR THE PORTFOLIOS ON THE TERMS AND CONDITIONS HEREINAFTER SET FORTH.

     NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS OF THE PARTIES HERETO AS HEREIN SET FORTH, THE PARTIES COVENANT AND AGREE AS
FOLLOWS:

     1. APPOINTMENT OF THE SUBADVISER. IN ACCORDANCE WITH AND SUBJECT TO THE MANAGEMENT AGREEMENT BETWEEN THE TRUST AND THE ADVISER (THE "MANAGEMENT AGREEMENT"), THE TRUST HEREBY APPOINTS THE SUBADVISER TO ACT AS SUBADVISER WITH RESPECT TO EACH PORTFOLIO FOR THE PERIOD AND ON THE TERMS SET FORTH IN THIS AGREEMENT. THE SUBADVISER ACCEPTS SUCH APPOINTMENT AND AGREES TO PROVIDE AN

INVESTMENT PROGRAM WITH RESPECT TO EACH PORTFOLIO FOR THE COMPENSATION PROVIDED BY THIS AGREEMENT.

     2. DUTIES OF THE SUBADVISER. THE SUBADVISER SHALL PROVIDE EACH PORTFOLIO AND THE ADVISER WITH SUCH INVESTMENT ADVICE AND SUPERVISION AS THE ADVISER MAY FROM TIME TO TIME CONSIDER NECESSARY FOR THE PROPER MANAGEMENT OF SUCH PORTION OF EACH PORTFOLIO'S INVESTMENT ASSETS AS THE ADVISER MAY DESIGNATE FROM TIME TO TIME. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT, THE ADVISER SHALL RETAIN ALL RIGHTS AND ULTIMATE RESPONSIBILITIES TO SUPERVISE AND, IN ITS DISCRETION, CONDUCT INVESTMENT ADVISORY ACTIVITIES RELATING TO THE TRUST. THE SUBADVISER SHALL FURNISH CONTINUOUSLY AN INVESTMENT PROGRAM AND SHALL DETERMINE FROM TIME TO TIME WHAT SECURITIES SHALL BE PURCHASED, SOLD OR EXCHANGED AND WHAT PORTION OF THE ASSETS OF EACH PORTFOLIO ALLOCATED BY THE ADVISER TO THE SUBADVISER SHALL BE HELD UNINVESTED, SUBJECT ALWAYS TO THE RESTRICTIONS OF THE TRUST'S DECLARATION OF TRUST, DATED APRIL 23, 1984, AND BY-LAWS, AS EACH MAY BE AMENDED FROM TIME TO TIME (RESPECTIVELY, THE "DECLARATION" AND THE "BY-LAWS"), THE PROVISIONS OF THE 1940 ACT, AND THE THEN-CURRENT REGISTRATION STATEMENT OF THE TRUST WITH RESPECT TO EACH PORTFOLIO, IT BEING UNDERSTOOD THAT THE SUBADVISER SHALL BE RESPONSIBLE FOR COMPLIANCE WITH ANY RESTRICTIONS IMPOSED IN WRITING BY THE ADVISER FROM TIME TO TIME IN ORDER TO FACILITATE COMPLIANCE WITH THE ABOVE-MENTIONED RESTRICTIONS AND SUCH OTHER RESTRICTIONS AS THE ADVISER MAY DETERMINE. FURTHER, THE ADVISER OR THE TRUSTEES OF THE TRUST MAY AT ANY TIME, UPON WRITTEN NOTICE TO THE SUBADVISER, SUSPEND OR RESTRICT THE RIGHT OF THE SUBADVISER TO DETERMINE WHAT SECURITIES SHALL BE PURCHASED OR SOLD ON BEHALF OF EACH PORTFOLIO AND WHAT PORTION, IF ANY, OF THE ASSETS OF EACH PORTFOLIO ALLOCATED BY THE ADVISER TO THE SUBADVISER SHALL BE HELD UNINVESTED. THE SUBADVISER SHALL ALSO, AS REQUESTED IN WRITING, MAKE RECOMMENDATIONS TO THE ADVISER AS TO THE MANNER IN WHICH PROXIES, VOTING RIGHTS, RIGHTS TO CONSENT TO CORPORATE ACTION AND ANY OTHER RIGHTS PERTAINING TO THE PORTFOLIO'S PORTFOLIO SECURITIES SHALL BE EXERCISED IN ACCORDANCE WITH THE SUBADVISER'S THEN-CURRENT GUIDELINES. SHOULD THE BOARD OF TRUSTEES OF THE TRUST OR THE ADVISER AT ANY TIME, HOWEVER, MAKE ANY DEFINITE DETERMINATION AS TO INVESTMENT POLICY APPLICABLE TO ANY OF THE PORTFOLIOS AND NOTIFY THE SUBADVISER THEREOF IN WRITING, THE SUBADVISER SHALL BE BOUND BY SUCH DETERMINATION FOR THE PERIOD, IF
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ANY, SPECIFIED IN SUCH NOTICE OR UNTIL SIMILARLY NOTIFIED THAT SUCH
DETERMINATION HAS BEEN REVOKED. THE TRUSTEES OF THE TRUST AND THE ADVISER ACKNOWLEDGE THAT, IN THE EVENT THE SUBADVISER IS NOTIFIED OF ANY RESTRICTION OR SUSPENSION IN ACCORDANCE WITH THIS PARAGRAPH, THE SUBADVISER MAY, AS A RESULT, BE UNABLE TO FURNISH AN INVESTMENT PROGRAM IN ACCORDANCE WITH THE DECLARATION, THE BY-LAWS OR THE TRUST'S THEN-CURRENT REGISTRATION STATEMENT, AND THAT SUCH INABILITY SHALL NOT CONSTITUTE A BREACH OF THE SUBADVISER'S DUTIES HEREUNDER.

     THE SUBADVISER SHALL TAKE, ON BEHALF OF EACH PORTFOLIO, ALL ACTIONS WHICH IT DEEMS NECESSARY TO IMPLEMENT THE INVESTMENT POLICIES DETERMINED AS PROVIDED ABOVE, AND IN PARTICULAR TO PLACE ALL ORDERS FOR THE PURCHASE OR SALE OF SECURITIES FOR EACH PORTFOLIO'S ACCOUNT WITH THE BROKERS OR DEALERS SELECTED BY IT, AND TO THAT END THE SUBADVISER IS AUTHORIZED AS THE AGENT OF THE TRUST TO GIVE INSTRUCTIONS TO THE CUSTODIAN AND ANY SUBCUSTODIAN OF THE PORTFOLIOS AS TO DELIVERIES OF SECURITIES AND PAYMENTS OF CASH FOR THE ACCOUNTS OF THE PORTFOLIOS. THE SUBADVISER WILL ADVISE THE ADVISER ON THE SAME DAY (BUT NOT NECESSARILY PRIOR TO THE TIME OR AT THE SAME TIME) IT GIVES ANY SUCH INSTRUCTIONS. IN CONNECTION WITH THE SELECTION OF SUCH BROKERS OR DEALERS AND THE PLACING OF SUCH ORDERS, BROKERS OR DEALERS MAY BE SELECTED WHO ALSO PROVIDE BROKERAGE AND RESEARCH SERVICES (AS THOSE TERMS ARE DEFINED IN SECTION 28(E) OF THE SECURITIES EXCHANGE ACT OF 1934) TO THE PORTFOLIOS AND/OR THE OTHER ACCOUNTS OVER WHICH THE SUBADVISER OR ITS AFFILIATES EXERCISE INVESTMENT DISCRETION. THE SUBADVISER IS AUTHORIZED TO PAY A BROKER OR DEALER WHO PROVIDES SUCH BROKERAGE AND RESEARCH SERVICES A COMMISSION FOR EXECUTING A PORTFOLIO TRANSACTION FOR A PORTFOLIO WHICH IS IN EXCESS OF THE AMOUNT OF COMMISSION ANOTHER BROKER OR DEALER WOULD HAVE CHARGED FOR EFFECTING THAT TRANSACTION IF THE SUBADVISER DETERMINES IN GOOD FAITH THAT SUCH AMOUNT OF COMMISSION IS REASONABLE IN RELATION TO THE VALUE OF THE BROKERAGE AND RESEARCH SERVICES PROVIDED BY SUCH BROKER OR DEALER. THIS DETERMINATION MAY BE VIEWED IN TERMS OF EITHER THAT PARTICULAR TRANSACTION OR THE OVERALL RESPONSIBILITIES WHICH THE SUBADVISER AND ITS AFFILIATES HAVE WITH RESPECT TO ACCOUNTS OVER WHICH THEY EXERCISE INVESTMENT DISCRETION. IN MAKING PURCHASES OR SALES OF SECURITIES OR OTHER PROPERTY FOR THE ACCOUNT OF A PORTFOLIO, THE SUBADVISER MAY DEAL WITH ITSELF OR WITH THE TRUSTEES OF THE TRUST OR THE TRUST'S UNDERWRITER OR DISTRIBUTOR TO THE EXTENT SUCH ACTIONS ARE PERMITTED BY THE 1940 ACT. THE BOARD OF TRUSTEES OF THE TRUST, IN ITS DISCRETION, MAY INSTRUCT THE SUBADVISER TO EFFECT ALL OR A PORTION OF ITS SECURITIES TRANSACTIONS WITH ONE OR MORE BROKERS AND/OR DEALERS SELECTED BY THE BOARD OF TRUSTEES, IF IT DETERMINES THAT THE USE

OF SUCH BROKERS AND/OR DEALERS IS IN THE BEST INTEREST OF THE TRUST. IN THIS EVENT, THE SUBADVISER SHALL NOT BE LIABLE FOR THE ACTIONS OR OMISSIONS OF THE BROKERS AND/OR DEALERS SO SELECTED.

     3. ALLOCATION OF CHARGES AND EXPENSES. THE SUBADVISER SHALL FURNISH AT ITS OWN EXPENSE ALL NECESSARY SERVICES, FACILITIES AND PERSONNEL IN CONNECTION WITH ITS RESPONSIBILITIES UNDER SECTION 2 ABOVE. EXCEPT AS PROVIDED IN THE FOREGOING SENTENCE, IT IS UNDERSTOOD THAT THE TRUST WILL PAY FROM THE ASSETS OF EACH PORTFOLIO ALL OF ITS OWN EXPENSES ALLOCABLE TO THAT PORTFOLIO INCLUDING, WITHOUT LIMITATION, ORGANIZATION COSTS OF THE PORTFOLIO; COMPENSATION OF TRUSTEES WHO ARE NOT "INTERESTED PERSONS" OF THE TRUST; GOVERNMENTAL FEES; INTEREST CHARGES; LOAN COMMITMENT FEES; TAXES; MEMBERSHIP DUES IN INDUSTRY ASSOCIATIONS ALLOCABLE TO THE TRUST; FEES AND EXPENSES OF INDEPENDENT AUDITORS, LEGAL COUNSEL AND ANY TRANSFER AGENT, DISTRIBUTOR, REGISTRAR OR DIVIDEND DISBURSING AGENT OF THE TRUST; EXPENSES OF ISSUING AND REDEEMING BENEFICIAL INTERESTS AND SERVICING INVESTOR ACCOUNTS; EXPENSES OF PREPARING, TYPESETTING, PRINTING AND MAILING INVESTOR REPORTS, NOTICES, PROXY STATEMENTS AND REPORTS TO GOVERNMENTAL OFFICERS AND COMMISSIONS AND TO INVESTORS IN THE PORTFOLIO; EXPENSES CONNECTED WITH THE EXECUTION, RECORDING AND SETTLEMENT OF SECURITY TRANSACTIONS; INSURANCE PREMIUMS; FEES AND EXPENSES OF THE CUSTODIAN FOR ALL SERVICES TO THE PORTFOLIO, INCLUDING SAFEKEEPING OF FUNDS AND SECURITIES AND MAINTAINING REQUIRED BOOKS AND ACCOUNTS; EXPENSES OF CALCULATING THE NET ASSET VALUE OF THE PORTFOLIO (INCLUDING BUT NOT LIMITED TO THE FEES OF INDEPENDENT PRICING SERVICES); EXPENSES OF MEETINGS OF THE PORTFOLIO'S INVESTORS; EXPENSES RELATING TO THE ISSUANCE OF BENEFICIAL INTERESTS IN THE PORTFOLIO; AND SUCH NON-RECURRING OR EXTRAORDINARY EXPENSES AS MAY ARISE, INCLUDING THOSE RELATING TO ACTIONS, SUITS OR PROCEEDINGS TO WHICH THE TRUST ON BEHALF OF THE PORTFOLIO MAY BE A PARTY AND THE LEGAL OBLIGATION WHICH THE TRUST MAY HAVE TO INDEMNIFY ITS TRUSTEES AND OFFICERS WITH RESPECT THERETO.

     4. COMPENSATION OF THE SUBADVISER. FOR THE SERVICES TO BE RENDERED BY THE SUBADVISER HEREUNDER, THE TRUST SHALL PAY TO THE SUBADVISER FROM THE ASSETS OF EACH PORTFOLIO AN INVESTMENT SUBADVISORY FEE, ACCRUED DAILY AND PAID MONTHLY, AT AN ANNUAL RATE EQUAL TO THE AMOUNTS DESIGNATED IN THE FEE TABLE ANNEXED HERETO AS SCHEDULE B. IF THE SUBADVISER SERVES AS INVESTMENT SUBADVISER FOR LESS THAN THE WHOLE OF ANY PERIOD SPECIFIED IN THIS SECTION 4, THE COMPENSATION TO THE SUBADVISER SHALL BE PRORATED.

     5. COVENANTS OF THE SUBADVISER. THE SUBADVISER AGREES THAT IT WILL NOT DEAL WITH ITSELF, OR WITH THE TRUSTEES OF THE TRUST OR THE TRUST'S PRINCIPAL UNDERWRITER OR DISTRIBUTOR, AS PRINCIPALS IN MAKING PURCHASES OR SALES OF SECURITIES OR OTHER PROPERTY FOR THE ACCOUNT OF A PORTFOLIO, EXCEPT AS PERMITTED BY THE 1940 ACT, WILL NOT TAKE A LONG OR SHORT POSITION IN BENEFICIAL INTERESTS OF A PORTFOLIO EXCEPT AS PERMITTED BY THE DECLARATION, AND WILL COMPLY WITH ALL OTHER PROVISIONS OF THE DECLARATION AND BY-LAWS AND THE THEN-CURRENT REGISTRATION STATEMENT APPLICABLE TO THE PORTFOLIO RELATIVE TO THE SUBADVISER AND ITS PARTNERS, DIRECTORS AND OFFICERS.

     6. LIMITATION OF LIABILITY OF THE SUBADVISER. THE SUBADVISER SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR MISTAKE OF LAW OR FOR ANY LOSS ARISING OUT OF ANY INVESTMENT OR FOR ANY ACT OR OMISSION IN THE EXECUTION OF SECURITIES TRANSACTIONS FOR A PORTFOLIO, EXCEPT FOR WILLFUL MISFEASANCE, BAD FAITH OR GROSS NEGLIGENCE IN THE PERFORMANCE OF ITS DUTIES, OR BY REASON OF RECKLESS DISREGARD OF ITS OBLIGATIONS AND DUTIES HEREUNDER. AS USED IN THIS SECTION 6, THE TERM "SUBADVISER" SHALL INCLUDE DIRECTORS, OFFICERS, PARTNERS AND EMPLOYEES OF THE SUBADVISER AS WELL AS THE SUBADVISER ITSELF. THE ADVISER IS EXPRESSLY MADE A THIRD PARTY BENEFICIARY OF THIS AGREEMENT, AND MAY ENFORCE ANY OBLIGATIONS OF THE SUBADVISER UNDER THIS AGREEMENT AND RECOVER DIRECTLY FROM THE SUBADVISER FOR ANY LIABILITY THE SUBADVISER MAY HAVE HEREUNDER.

     7. ACTIVITIES OF THE SUBADVISER. THE SERVICES OF THE SUBADVISER TO THE PORTFOLIOS ARE NOT TO BE DEEMED TO BE EXCLUSIVE, THE SUBADVISER BEING FREE TO RENDER INVESTMENT ADVISORY AND/OR OTHER SERVICES TO OTHERS, INCLUDING ACCOUNTS OR INVESTMENT MANAGEMENT COMPANIES WITH SIMILAR OR IDENTICAL INVESTMENT OBJECTIVES TO THE PORTFOLIOS. IT IS UNDERSTOOD THAT TRUSTEES, OFFICERS, AND INVESTORS OF THE TRUST OR THE ADVISER ARE OR MAY BE OR MAY BECOME INTERESTED IN THE SUBADVISER, AS DIRECTORS, OFFICERS, PARTNERS, EMPLOYEES, OR OTHERWISE AND THAT DIRECTORS, OFFICERS, PARTNERS AND EMPLOYEES OF THE SUBADVISER ARE OR MAY BECOME SIMILARLY INTERESTED IN THE TRUST OR THE ADVISER AND THAT THE SUBADVISER MAY BE OR MAY BECOME INTERESTED IN THE TRUST AS AN INVESTOR OR OTHERWISE.

     8. DURATION, TERMINATION AND AMENDMENTS OF THIS AGREEMENT. THIS AGREEMENT SHALL BECOME EFFECTIVE AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN, AND SHALL GOVERN THE RELATIONS BETWEEN THE PARTIES HERETO THEREAFTER AND SHALL REMAIN IN FORCE UNTIL SEPTEMBER __, 2002, ON WHICH DATE IT WILL TERMINATE UNLESS ITS
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CONTINUANCE WITH RESPECT TO A PORTFOLIO AFTER SEPTEMBER __ , 2002 IS
"SPECIFICALLY APPROVED AT LEAST ANNUALLY" (A) BY THE VOTE OF A MAJORITY OF THE TRUSTEES OF THE TRUST WHO ARE NOT "INTERESTED PERSONS" OF THE TRUST OR OF THE ADVISER OR OF THE SUBADVISER AT A MEETING SPECIFICALLY CALLED FOR THE PURPOSE OF VOTING ON SUCH APPROVAL, AND (B) BY THE BOARD OF TRUSTEES OF THE TRUST OR BY "VOTE OF A MAJORITY OF THE OUTSTANDING VOTING SECURITIES" OF THE PORTFOLIO.

     THIS AGREEMENT MAY BE TERMINATED AT ANY TIME WITH RESPECT TO A PORTFOLIO WITHOUT THE PAYMENT OF ANY PENALTY BY (I) THE TRUSTEES, (II) THE "VOTE OF A MAJORITY OF THE OUTSTANDING VOTING SECURITIES" OF THE PORTFOLIO, OR (III) THE ADVISER, IN EACH CASE ON NOT MORE THAN 60 DAYS' NOR LESS THAN 30 DAYS' WRITTEN NOTICE TO THE OTHER PARTY. THIS AGREEMENT MAY BE TERMINATED WITH RESPECT TO A PORTFOLIO AT ANY TIME WITHOUT THE PAYMENT OF ANY PENALTY BY THE SUBADVISER ON NOT LESS THAN 90 DAYS' WRITTEN NOTICE TO THE ADVISER. THIS AGREEMENT SHALL AUTOMATICALLY TERMINATE IN THE EVENT OF ITS "ASSIGNMENT." TO THE EXTENT THIS AGREEMENT IS TERMINATED OR "ASSIGNED" WITH RESPECT TO ONE PORTFOLIO, THIS AGREEMENT SHALL REMAIN IN EFFECT FOR THE REMAINING PORTFOLIO COVERED BY THIS AGREEMENT.

     THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND MAY BE AMENDED ONLY IF SUCH AMENDMENT IS APPROVED BY THE SUBADVISER AND THE "VOTE OF A MAJORITY OF THE OUTSTANDING VOTING SECURITIES" OF THE PORTFOLIO (EXCEPT FOR ANY SUCH AMENDMENT AS MAY BE EFFECTED IN THE ABSENCE OF SUCH APPROVAL WITHOUT VIOLATING THE 1940 ACT).

     THE TERMS "SPECIFICALLY APPROVED AT LEAST ANNUALLY," "VOTE OF A MAJORITY OF THE OUTSTANDING VOTING SECURITIES," "ASSIGNMENT," "AFFILIATED PERSON," AND "INTERESTED PERSONS," WHEN USED IN THIS AGREEMENT, SHALL HAVE THE RESPECTIVE MEANINGS SPECIFIED IN, AND SHALL BE CONSTRUED IN A MANNER CONSISTENT WITH, THE 1940 ACT, SUBJECT, HOWEVER, TO SUCH EXEMPTIONS AS MAY BE GRANTED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT.

     EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL OBLIGATIONS OF THE TRUST UNDER THIS AGREEMENT ARE BINDING ONLY WITH RESPECT TO THE APPLICABLE PORTFOLIO; THAT ANY LIABILITY OF THE TRUST UNDER THIS AGREEMENT, OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN, SHALL BE DISCHARGED ONLY OUT OF THE ASSETS OF THAT PORTFOLIO; AND THAT NO OTHER SERIES OF THE TRUST SHALL BE LIABLE WITH
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RESPECT TO THIS AGREEMENT OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED
HEREIN.

     THE UNDERSIGNED OFFICER OF THE TRUST HAS EXECUTED THIS AGREEMENT NOT INDIVIDUALLY BUT IN HIS CAPACITY AS AN OFFICER OF THE TRUST UNDER THE DECLARATION, AND THE OBLIGATIONS OF THIS AGREEMENT ARE NOT BINDING UPON ANY OF THE TRUSTEES, OFFICERS OR HOLDERS OF BENEFICIAL INTERESTS IN THE TRUST INDIVIDUALLY.

     9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND THE PROVISIONS THEREOF INTERPRETED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS PROVIDED, HOWEVER, THAT NOTHING HEREIN WILL BE CONSTRUED IN A MANNER INCONSISTENT WITH THE 1940 ACT OR ANY RULES OR REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION THEREUNDER.


     IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE EXECUTED AND DELIVERED IN THEIR NAMES AND ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.



CITIFUNDS TRUST I                       STATE STREET
ON BEHALF OF                            GLOBAL ADVISORS, A DIVISION OF
THE SERIES LISTED ON                    STATE STREET BANK AND
SCHEDULE A                              TRUST COMPANY


BY:____________________________         BY:____________________________

TITLE:_________________________         TITLE:_________________________




SCHEDULE A
CITI FORTUNE 500 INDEX FUND
CITI FORTUNE E-50 INDEX FUND

SCHEDULE B

FEE TABLE


------------------ ------------------ --------------------
PORTFOLIO           FEE PAYABLE AS A   MINIMUM ANNUAL
                    PERCENTAGE OF      FEE (PAYABLE
                    THE AVERAGE        ONLY TO THE
                    DAILY NET ASSETS   EXTENT GREATER
                    OF THE             THAN THE AMOUNT
                    PORTFOLIO          CALCULATED AS A
                    ALLOCATED TO       PERCENTAGE OF
                    THE SUBADVISOR     AVERAGE DAILY
                                       NET ASSETS OF
                                       THE PORTFOLIO
------------------ ------------------ --------------------
CITI FORTUNE 500    ___%               $________ (NOT
INDEX FUND                             APPLICABLE FOR THE
                                       FIRST YEAR)
------------------ ------------------ --------------------
CITIFORTUNE E-50    ___%               $________ (NOT
INDEX FUND                             APPLICABLE FOR THE
                                       FIRST YEAR)
------------------ ------------------ --------------------